AMENDMENT NO. 2

THIS AMENDMENT NO. 2 to the "Exclusive Patent and Know-How License Agreement, including Transfer of Ownership," dated January 15, 2009 ("LICENSE") is made by and between the Energy and Environmental Research Center Foundation ("LICENSOR"), a nonprofit entity, organized under the laws of the state of North Dakota, having its principal place of business at 15 North 23rd Street, Stop 9017, Grand Forks, North Dakota, 58202-9017, and RLP Energy, Inc., a corporation incorporated under the laws of the state of North Dakota ("COMPANY"), having its principal place of business at 15 North 23rd Street, Stop 9054, Grand Forks, North Dakota, 58202-9054.

WHEREAS, COMPANY has commenced with a thorough, vigorous, and diligent program of successfully demonstrating the technology at the full scale in Battleriver, Keephills, Centralia, San Miguel, and Lingan and is strongly committed to commercialize the INTELLECTUAL PROPERTY so that public utilization shall result therefrom;

WHEREAS, COMPANY has carried out a due diligence on the INTELLECTUAL PROPERTY and found necessary supporting intellectual property relating to LICENSOR's Intellectual Property No. 03-023, "Process for Regenerating a Spent Sorbent", and Intellectual Property No. 06-001, "Mercury Control Using Moderate-Temperature Dissociation of Halogen Compounds", developed by the EERC, and subsequently transferred to the LICENSOR, and LICENSOR also has the right to grant licenses thereunder;

WHEREAS, LICENSOR desires to have the INTELLECTUAL PROPERTY developed and commercialized and is also willing to grant a license to the necessary supporting intellectual property;

WHEREAS, COMPANY is committed to continue with the EERC the development of the High Energy Dissociation Technology as described in Patent Application No. 2007/0051239 and requests an extension of the right of first refusal to license this technology;

NOW, THEREFORE, LICENSOR and COMPANY hereby agree to amend the LICENSE as follows:

2.2 Right of first refusal for HEDT. ~~For a period of 180 days from the EFFECTIVE DATE of this Agreement~~, ***Until December 31, 2010,*** LICENSOR hereby grants to COMPANY

a right of first refusal to license ***for the use of controlling mercury emissions in combustion systems*** EERC developed High Energy Dissociation Technology as described in Patent Application No. 2007/0051239, including all divisions, substitutions, continuations, continuations-in-part, reissues, reexaminations, and extensions thereof, together with any foreign counterpart thereof and patents issuing thereon derived from or claiming the priority thereof. ***COMPANY shall be responsible for payment of all reasonable fees and costs, including attorney fees, relating to the filing, prosecution, and maintenance of these patent rights. RLP Energy, Inc. shall pay the EERC Foundation a US$250,000.00 execution fee upon executing a subsequent license agreement per its first right of refusal. The parties will negotiate a subsequent license agreement in good faith.***

2.8 Transfer of Ownership. ***Per the granted*** ~~Subject to~~ U.S. federal government approval ***in Exhibit B and pending approvals***, the LICENSOR shall execute an ASSIGNMENT to the COMPANY if the COMPANY pays the LICENSOR the consideration under Section 5.2 any time after two (2) months from the EFFECTIVE DATE. THE RETAINED RIGHTS UNDER SECTION 2.7 SHALL SURVIVE ANY ASSIGNMENT OR ANY TRANSFER OF OWNERSHIP INTEREST.

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APPENDIX A

U.S. Patents and Patent Applications

U.S. Patent No. 7,435,286, issued October 14, 2008, entitled "Sorbents for the Oxidation and Removal of Mercury" and any invention claimed therein; and

U.S. (Divisional) Patent Application No. 2009/0062119 A1, published March 5, 2009, entitled "Sorbents for the Oxidation and Removal of Mercury" and any invention claimed therein; and

U.S. (Continuation) Patent Application No. 12/419,219, filed April 6, 2009, entitled "Sorbents for the Oxidation and Removal of Mercury" and any invention claimed therein; and

U.S. (Continuation in Part) Patent Application No. 12/429,058, filed April 23, 2009, entitled "Sorbents for the Oxidation and Removal of Mercury" and any invention claimed therein***; and***

U.S. Patent Application No. 10/554,018, filed April 23, 2003, entitled "Process for Regenerating a Spent Sorbent" and any invention claimed therein.

U.S. Patent Application No. 12/167,054, filed July 2, 2007, entitled "Mercury Control Using Moderate-Temperature Dissociation of Halogen Compounds" and any invention claimed therein; and

Foreign Patents and Patent Applications

PCT Application No. WO06/039007A9, published April 13, 2006, entitled "Sorbents for the Oxidation and Removal of Mercury" and any invention claimed therein; and

Canada Patent Application No. CA2584327A1, published April 13, 2006, entitled "Sorbents for the Oxidation and Removal of Mercury" and any invention claimed therein; and

China Patent Application No. CN101048218A, published October 3, 2007, entitled "Sorbents for the Oxidation and Removal of Mercury" and any invention claimed therein; and

European Patent Application No. EP1796816A2, published June 20, 2007, entitled "Sorbents for the Oxidation and Removal of Mercury" and any invention claimed therein***; and***

PCT Application No. WO04/094024, published November 4, 2004, entitled "Process for Regenerating a Spent Sorbent" and any invention claimed therein; and

European Patent Application No. EP1624963, published November 4, 2004, entitled "Process for Regenerating a Spent Sorbent" and any invention claimed therein; and

Canada Patent Application No. CA2523132, published November 4, 2004, entitled "Process for Regenerating a Spent Sorbent" and any invention claimed therein; and

China Patent Application No. CN1826175, published November 4, 2004, entitled "Process for Regenerating a Spent Sorbent" and any invention claimed therein.

EXHIBIT B

Department of Energy
Office of Science
Chicago Office
9800 South Cass Avenue
Argonne, Illinois 60439

July 1, 2009

Mr. Corey Irion
EERC Contracts Officer
Energy & Environmental Research Center
University of North Dakota
P.O. Box 9018
Grand Forks, ND 58202-9018

Via e-mail: cirion@undeerc.org

Dear Mr. Irion:

SUBJECT: REQUEST BY ENERGY AND ENVIRONMENTAL RESEARCH CENTER FOUNDATION TO ASSIGN PATENT (U.S. PATENT NO. 7,435,286), "SORBENTS FOR THE OXIDATION AND REMOVAL OF MERCURY," MADE UNDER DOE COOPERATIVE AGREEMENT DE-FC26-98FT40320, DOE CASE NO. S-110,847

The above request has been approved.

It is understood that EERC Foundation will assign this invention to a U.S. domestic enetity that has agreed to be bound by the same terms and conditions of the subject EERC award with the Department of Energy. The U.S. Government will continue to retain the rights it currently has in this invention.

Please direct any questions or concerns to me at (630) 252-2393 or mark.dvorscak@ch.doe.gov.

Sincerely,

Mark P. Dvorscak

Mark P. Dvorscak
Deputy Chief Counsel
Intellectual Property Law Division

Printed on Recycled Paper

AMENDMENT NO. 2 APPROVED BY:

RLP Energy, Inc.	Energy and Environmental Research Center Foundation
______________________	______________________
Rick Mac Pherson, President	Tom Bechtel, President
11/29/09	11/29/09
Date	Date